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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                         WASHINGTON TRUST BANCORP, INC.,

                          THE WASHINGTON TRUST COMPANY,

                            PHXIMC ACQUISITION CORP.,

                   PHOENIX INVESTMENT MANAGEMENT COMPANY, INC.

                                       and

                    The Individual Shareholders Party Hereto





                           Dated as of: April 24, 2000




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
                                TABLE OF CONTENTS

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ARTICLE I.

         DEFINITIONS....................................................................      2
         Section 1.1.   Definitions.....................................................      2

ARTICLE II.

         THE MERGER AND RELATED MATTERS.................................................      9
         Section 2.1.   General.........................................................      9
         Section 2.2.   Conversion of Shares............................................      9
         Section 2.3.   Surviving Company...............................................      9
         Section 2.4.   Effect of the Merger............................................     10
         Section 2.5.   Organizational Documents........................................     10
         Section 2.6.   Directors and Officers..........................................     10
         Section 2.7.   Effective Time..................................................     10
         Section 2.8.   Tax Consequences................................................     10
         Section 2.9.   Accounting Treatment............................................     10
         Section 2.10.  Pre-Closing Distributions.......................................     11

ARTICLE III.

         THE CLOSING....................................................................     11
         Section 3.1.   Closing.........................................................     11
         Section 3.2.   Instruments of Transfer.........................................     12

ARTICLE IV.

         CERTAIN REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.........................     12
         Section 4.1.   Authority; No Violation; Consents...............................     12
         Section 4.2.   Shareholders' Title.............................................     13
         Section 4.3.   Shareholders' Litigation........................................     13
         Section 4.4.   Shareholders' Preemptive or Other Rights........................     13
         Section 4.5.   Shareholders' Share Ownership...................................     14
         Section 4.6.   Shareholders' Investment Intent.................................     14

ARTICLE V.

         JOINT REPRESENTATIONS AND WARRANTIES
         OF THE COMPANY AND THE SHAREHOLDERS............................................     14


                                       (i)
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
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         Section 5.1.   Organization and Related Matters................................     14
         Section 5.2.   No Violation....................................................     15
         Section 5.3.   Financial Statements............................................     15
         Section 5.4.   Regulatory Documents............................................     15
         Section 5.5.   Books and Records...............................................     17
         Section 5.6.   Investment Companies/Pooled Products; Ineligible Persons........     17
         Section 5.7.   Compliance with Applicable Law..................................     17
         Section 5.8.   Administration of Fiduciary Accounts............................     18
         Section 5.9.   Company Assets..................................................     18
         Section 5.10.  Company Contracts...............................................     19
         Section 5.11.  Technology and Intellectual Property............................     20
         Section 5.12.  Legal Proceedings...............................................     20
         Section 5.13.  Environmental Compliance........................................     21
         Section 5.14.  Tax Matters.....................................................     21
         Section 5.15.  Insurance.......................................................     22
         Section 5.16.  Labor and Employment Matters....................................     23
         Section 5.17.  Benefit Plan Obligations........................................     24
         Section 5.18.  No Other Broker.................................................     27
         Section 5.19.  Undisclosed Liabilities.........................................     27
         Section 5.20.  Capitalization..................................................     27
         Section 5.21.  Absence of Changes..............................................     28
         Section 5.22.  Disclosure......................................................     28

ARTICLE VI.

         REPRESENTATIONS AND WARRANTIES OF
         PARENT, BANK AND MERGER SUB....................................................     29
         Section 6.1.   Organization....................................................     29
         Section 6.2.   Authority, No Violation.........................................     29
         Section 6.3.   Consents and Approvals..........................................     31
         Section 6.4.   No Actions, Suits or Proceedings................................     31
         Section 6.5.   Financial Ability...............................................     31
         Section 6.6.   No Other Broker.................................................     31
         Section 6.7.   Parent Shares...................................................     31
         Section 6.8.   Parent Reports..................................................     31
         Section 6.9.   Ownership of Merger Sub, No Prior Activities....................     32

ARTICLE VII.

         COVENANTS......................................................................     32
         Section 7.1.   Conduct of Business.............................................     32
         Section 7.2.   Advisory Contract Consents and Approvals and Other Actions......     36
         Section 7.3.   No Transfer of Shares...........................................     36


                                      (ii)
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
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         Section 7.4.   Confidentiality and Announcements...............................     36
         Section 7.5.   Expenses........................................................     37
         Section 7.6.   Release of the Company and its Affiliates.......................     37
         Section 7.7.   Covenants of Parent.............................................     37
         Section 7.8.   Access; Certain Communication...................................     37
         Section 7.9.   Regulatory Matters; Third Party Consents........................     38
         Section 7.10.  Surviving Corporation...........................................     39
         Section 7.11.  Further Assurances..............................................     39
         Section 7.12.  Notification of Certain Matters.................................     39
         Section 7.13.  Maintenance of Records..........................................     39
         Section 7.14.  Non-Competition/Non-Solicitation................................     40
         Section 7.15.  Non-Solicitation of Other Offers................................     40
         Section 7.16.  Pooling Accounting Treatment....................................     41
         Section 7.17.  Affiliate Letters...............................................     41
         Section 7.18.  Issuance of the Purchase Shares.................................     41
         Section 7.19.  Registration of Purchase Shares.................................     42
         Section 7.20.  Offers of Employment............................................     42

ARTICLE VIII.

         CONDITIONS TO CLOSING..........................................................     43
         Section 8.1.   Conditions to the Parent's and Merger Sub's Obligations.........     43
         Section 8.2.   Conditions to the Company's and the Shareholders' Obligations...     44
         Section 8.3.   Mutual Conditions...............................................     45

ARTICLE IX.

         INDEMNIFICATION................................................................     46
         Section 9.1.   Obligations of the Shareholders.................................     46
         Section 9.2.   Obligations of Parent...........................................     46
         Section 9.3.   Procedure.......................................................     46
         Section 9.4.   Notice of Non-Third Party Claims................................     48
         Section 9.5.   Survival of Indemnity...........................................     48
         Section 9.6.   Minimum Indemnification Obligation..............................     48
         Section 9.7.   Exclusive Remedy................................................     48

ARTICLE X.

         TAX MATTERS....................................................................     49
         Section 10.1.  Tax Cooperation.................................................     49
         Section 10.2.  Filing and Tax Responsibility...................................     49
         Section 10.3.  Refunds or Credits..............................................     50
         Section 10.4.  Certain Taxes...................................................     50


                                      (iii)
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ARTICLE XI.

         TERMINATION/SURVIVAL...........................................................     50
         Section 11.1.  Termination.....................................................     50
         Section 11.2.  Effect of Termination...........................................     51
         Section 11.3.  Survival of Representations and Warranties......................     51

ARTICLE XII.

         MISCELLANEOUS..................................................................     52
         Section 12.1.  Expenses........................................................     52
         Section 12.2.  Amendments; Extension; Waiver...................................     52
         Section 12.3.  Entire Agreement................................................     52
         Section 12.4.  Specific Performance; Injunctive Relief.........................     52
         Section 12.5.  Interpretation..................................................     53
         Section 12.6.  Severability....................................................     53
         Section 12.7.  Notices.........................................................     53
         Section 12.8.  Binding Effect; Persons Benefiting; No Assignment...............     54
         Section 12.9.  Counterparts....................................................     54
         Section 12.10. Governing Law...................................................     55
         Section 12.11. Service; Jurisdiction...........................................     55

Exhibit A-1             Employment Agreement (Langlois)
Exhibit A-2             Employment Agreement (Fogarty)
Exhibit B               Investment Advisory Notice
Exhibit C               Opinion of Cameron & Mittleman LLP
Exhibit D               KPMG LLP Letter
Exhibit E               Piccerelli, Gilstein & Company, LLP Letter
Exhibit F               Form of Affiliate Letter


                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of April 24, 2000 (this "Agreement"), by and among Washington Trust Bancorp, Inc., a Rhode Island corporation ("Parent"), The Washington Trust Company, a Rhode Island chartered trust company and a wholly-owned subsidiary of Parent ("Bank"), PhxIMC Acquisition Corp., a Rhode Island corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), Phoenix Investment Management Company, Inc., a Rhode Island corporation (the "Company"), and Marie J. Langlois and Gerald J. Fogarty (collectively, the "Shareholders" and each a "Shareholder").

                                    RECITALS:

         WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock, no par value (the "Shares"), of the Company;

         WHEREAS, the Company serves as investment adviser to pension funds, other institutional accounts and individual clients;

         WHEREAS, Parent and Bank wish to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company, and Parent as the sole shareholder of Merger Sub, and the Shareholders as all of the holders of the Shares, have each approved the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and in accordance with Title 19 of the General Laws of Rhode Island and the Rhode Island Business Corporation Act (the "RIBCA") and the other transactions contemplated hereby;

         WHEREAS, Merger Sub and the Company intend that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that this Agreement shall constitute a plan of reorganization for the purposes of Section 368 of the Code and that the Merger will be treated as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16;

         WHEREAS, following the Merger, Parent desires to contribute to Bank all of its shares in the Surviving Company (as hereinafter defined) and, upon receiving such contribution, Bank desires to liquidate and dissolve the Surviving Company and thereafter conduct the business of the Surviving Company through Bank;

         WHEREAS, in furtherance of the consummation of the transactions contemplated herein, the parties hereto desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Parent, Bank, Merger Sub, the Company and the Shareholders contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.1. Definitions.

                  (a) For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                  "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries, (ii) the disposition, by sale, lease, exchange or otherwise, of assets of the Company or any of its Subsidiaries representing 24.9% or more of the consolidated assets of the Company and its Subsidiaries, in a single transaction or series of transactions, or (iii) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 24.9% or more of the voting power of the Company or any of its Subsidiaries.

                  "Adjusted Advisory Revenue" means the annualized base revenues (exclusive of performance fees) of the Company as of the third Business Day prior to the Closing Date from all investment advisory agreements in effect and to which it is a party as of the Closing. For this purpose, the only investment advisory agreements to be treated as being in effect at such time are those investment advisory agreements as to which written consent to the transactions hereunder or a new investment advisory agreement effective at the Closing has been received and is in effect at the Closing in accordance with Section 7.2 hereof. Adjusted Advisory Revenue shall be calculated based upon the fee rates to be in effect immediately after the Closing under each applicable investment advisory agreement and the Deemed Market Value of the assets subject to each such agreement. For purposes of calculating the Deemed Market Value of the assets subject to any such agreement, an investment advisory agreement with any client treated as being in effect as of the Closing Date that replaces (or otherwise relates to the same assets as) an investment advisory agreement in effect on December 31, 1999 with such client or such client's predecessor shall be considered the same agreement as the agreement in effect on such date.

                  "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

                  "Advisory Revenue Threshold" means the annualized base revenues (exclusive of performance fees) of the Company as of December 31, 1999 from all investment advisory agreements in effect as of such date, calculated based upon the fee rates in effect on such date under each applicable investment advisory agreement and the market value as of such date of the assets then subject to such agreement.

                  "Affiliate" of a Person means any corporation, partnership, entity or other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Company or any Shareholder or Parent, Bank or Merger Sub, as the case may be, or to any of their respective Affiliates, properties, assets, officers, directors, employees or agents.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which state-chartered banks in the State of Rhode Island generally are closed for regular banking business.

                  "Buyer Agreements" means this Agreement and the Employment Agreements.

                  "Company Assets" means all assets of the Company as of the date hereof and as of the Closing Date, including, but not limited to, Company Contracts, Furniture, Fixtures and Equipment, Intellectual Property, Leases, Real Property, Records, Software and any other material assets of the Company, each of which other material assets as of the date hereof is set forth on
Schedule 1.1(a) hereto.

                  "Company Contracts" means any investment advisory agreement and any lease, license or other agreement relating to the use by the Company of Furniture, Fixtures and Equipment, Intellectual Property, Software and Technology Systems in the ordinary course of its business, and all rights and interests of the Company arising thereunder or in connection therewith.

                  "Deemed Market Value" of the assets subject to any applicable investment advisory agreement (whether such agreement was entered into on, prior to or after December 31, 1999) shall equal (a) the market value as of December 31, 1999 of the assets then subject to such agreement, plus (b) the market value of any assets contributed by a client after December 31, 1999 to the assets subject to such agreement, with such assets being valued at the time they were so contributed and with cash assets having their face value, minus (c) the market value of any assets subject to such agreement at or at any time after December 31, 1999 but withdrawn from being subject to such agreement at or prior to the Closing Date, with such assets being valued at the time they were so withdrawn and with cash assets having their face value.

                  "Encumbrance" means any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

                  "Environmental Law" means all applicable federal, state and local laws, rules, regulations, common law, ordinances, decrees, orders, contracts and other binding obligations relating to pollution (including the treatment, storage and disposal of wastes and the cleanup of releases and threatened releases of materials), the preservation of the environment or the exposure to materials in the environment or workplace.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Furniture, Fixtures and Equipment" means all furniture, fixtures and equipment that are located in the ordinary course at any Operating Site and used by the Company.

                  "GAAP" means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed, applied on a consistent basis.

                  "Governmental Authority" means any nation or government, any state, territory or other political subdivision, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any state or territory of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodities and Futures Trading Commission, the National Futures Association, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Trust Supervision and the Rhode Island Department of Business Regulation.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Immediate Family" means with respect to any natural person, such person's spouse, parents, grandparents, children, grandchildren and siblings, nieces, nephews and in-laws (and estates, trusts, partnerships and other entities and legal relationships of which at least a majority in interest of the beneficiaries, owners, investors, members or participants at all times in question are, directly or indirectly, one or more of the persons described above and/or such natural person).

                  "Indemnifiable Claim" means any Loss for which a party is entitled to indemnification under this Agreement.

                  "Indemnified Party" means the party entitled to the benefits of indemnification hereunder.

                  "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Intellectual Property" means all domestic and foreign letters patent, patents, Software, know-how, trade names, common law and other trademarks, service marks, copyright registrations and applications and state or federal common law usages, and all registrations or applications for registration of any of the foregoing.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

                  "Investment Company" means any Person registered or required to be registered as an investment company under the Investment Company Act.

                  "Investment Management Services" means any advice which involves: (a) the sponsorship, administration or management of an investment fund (or portions thereof or a group of investment funds), (b) the management of an investment account (or portions thereof or a group of investment accounts) or
(c) the giving of advice with respect to either the investment and/or reinvestment of assets or funds (as any group of assets or funds) or the selection of investment management professionals or firms, and activities related or incidental thereto.

                  "IRS" means the Internal Revenue Service.

                  "Lease" means any of the real estate leases or subleases, or a sublease of the Company with respect to any Operating Site.

                  "Leased Properties" means all leasehold interests in real property leased by the Company in which an Operating Site is located.

                  "Leasehold Improvements" means all improvements to the Leased Properties installed or constructed by or on behalf of the Company and used in connection with the operation or maintenance of any Operating Site.

                  "Loss" means any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses), damages, obligations to third parties, expenditures, proceedings, judgments, awards or demands that are imposed upon or otherwise, incurred or suffered by the relevant party.

                  "Operating Sites" means all offices at which the Company conducts business.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Parent Shares" means shares of common stock, $0.0625 par value per share, of Parent.

                  "Permitted Encumbrances" means all Encumbrances which are:

                           (1) Encumbrances set forth on Schedule 1.1(b);

                           (2) Taxes or assessments that are not yet due and
                  payable;

                           (3) matters which would be shown on an accurate
                  survey and any other defect or exception which would be disclosed by a search of title, which in each case does not materially impair the use, operation, value or marketability of the Company Asset to which it relates;

                           (4) liens of landlords and liens of carriers,
                  warehousemen, mechanics and materialmen and other like liens arising in the Ordinary Course of Business for sums not yet due and payable; or

                           (5) other liens or imperfections on property which do
                  not materially detract from the value of or materially impair the existing use of the property affected by such liens or imperfections.

                  "Person" means any individual, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust or other entity.

                  "Pooled Product" means any vehicle for collective investment (in whatever form of organization, including in the form of a corporation, company, limited liability company, partnership (limited or general), association or trust and including each separate portfolio of any of the foregoing) with respect to which the Company is the sponsor.

                  "Prior Entity" means Phoenix Investment Management Company, L.P., a Rhode Island limited partnership, for which prior to its termination, the Company served as the general partner and the Shareholders were its limited partners, and which upon its termination transferred all its business and assets and assigned all its liabilities to the Company.

                  "Purchase Shares" means the number of Parent Shares equal to the product of (a) 1,150,000 multiplied by (b) the quotient of the Adjusted Advisory Revenues as divided by the Advisory Revenue Threshold, and such product shall be rounded up to the nearest whole number; provided, however, that if the Adjusted Advisory Revenues equal or exceed 95% of the Advisory Revenue Threshold, the number of Purchase Shares shall be 1,150,000; provided, further, however, that in no event shall the number of Purchase Shares exceed 1,150,000.

                  "Real Property" means all real property, appurtenances thereto, fixtures and improvements, rights in connection therewith, or any interest therein, including, without limitation, leasehold estates, of the Company.

                  "Records" means all records and original documents in the Company's possession that pertain to or are utilized by the Company to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Company, including: (1) all such records maintained on electronic or magnetic media, or in the electronic data base system of the Company and (2) all such records and original documents respecting Company Contracts or necessary or appropriate to comply with any Applicable Law, including any and all records kept in accordance with the requirements of the Advisers Act or the Investment Company Act or documents filed pursuant to any Securities Laws.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by law, by contract or otherwise, by an entity pursuant to the Securities Laws.

                  "Securities Laws" shall mean the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act; the Advisers Act; the Trust Indenture Act of 1939, as amended; the Commodity Exchange Act, as amended; the published rules and regulations of the SEC and the Commodities Futures Trading Commission promulgated under such acts; and the securities or "blue sky" laws of each state or territory of the United States.

                  "Software" means all computer programs, software, firmware and related documentation used in the operation of the Technology Systems.

                  "Subsidiary" means, when used with respect to any Person which is not a natural person, any corporation, association or other business entity a majority (by the number of votes) of the voting securities of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Tax Authority" includes the IRS and any state, local, foreign or other governmental authority responsible for the administration of any Taxes.

                  "Taxes" mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, all income, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties.

                  "Tax Return" means any return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes.

                  "Treasury Regulations" means the regulations promulgated under the Code.

                  "Unsponsored Pooled Products" means all vehicles for collective investment (in whatever form of organization, including in the form of a corporation, company, limited liability company, partnership (limited or general), association or trust and including separate portfolios of any of the foregoing) with respect to which the Company serves as investment adviser, manager or equivalent role and does not serve as sponsor.

                  (b) The following terms shall have the meaning specified in the indicated section of this Agreement:

                          Term                               Section
                          ----                               -------
Articles of Merger.....................................     Section 2.7
Agreement..............................................     Preamble
Balance Sheet..........................................     Section 5.3
Bank...................................................     Preamble
Closing................................................     Section 3.1
Closing Date...........................................     Section 3.1
Code...................................................     Recitals
Company................................................     Preamble
Contingent Worker......................................     Section 5.16(c)
Effective Time.........................................     Section 2.7
Employment Agreements..................................     Section 8.1(f)
Employee Program.......................................     Section 5.17(i)(i)
ERISA Affiliate........................................     Section 5.17(i)(iii)
Expiration Date........................................     Section 11.3
Financial Statements...................................     Section 5.3
Material Adverse Effect................................     Section 5.1
Merger.................................................     Recitals
Merger Sub.............................................     Preamble
Multiemployer Plan.....................................     Section 5.17(i)(iv)
Non-Third Party Claim..................................     Section 9.4
Parent.................................................     Preamble

Permits...............................................      Section 5.7(a)
Pre-Closing Tax Period................................      Section 10.2(a)
SEC Reports...........................................      Section 6.8(a)
Secretary.............................................      Section 2.7
Shareholders..........................................      Preamble
Shares................................................      Recitals
Straddle Period.......................................      Section 10.2(c)
Surviving Company.....................................      Section 2.3
Technology Systems....................................      Section 5.11(a)
Third Party Claim.....................................      Section 9.3(a)


                                   ARTICLE II.

                         THE MERGER AND RELATED MATTERS

         Section 2.1. General. Subject to the terms and conditions of this Agreement, and in accordance with Title 19 of the General Laws of Rhode Island and the RIBCA, at the Effective Time (as hereinafter defined), Merger Sub will merge with and into the Company. In the Merger, the then outstanding Shares will be converted at the Effective Time into the right to receive, at the Closing and subject to the terms of this Agreement, the Purchase Shares.

         Section 2.2. Conversion of Shares.

                  (a) At the Effective Time, (i) each Share issued and outstanding immediately prior to the Effective Time (other than Shares which are held by the Company or any of its respective subsidiaries, all of which shares will at the Effective Time be canceled and retired and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive a number of Parent Shares equal to the quotient of the number of Purchase Shares divided by the number of Shares issued and outstanding, and (ii) each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value, of the Surviving Company.

                  (b) If prior to the Effective Time, Parent should split or combine its Parent Shares, or pay a dividend or other distribution on such Parent Shares in Parent Shares, then the number of Purchase Shares converted hereunder shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

         Section 2.3. Surviving Company. In accordance with the provisions of this Agreement and the RIBCA, the Company shall be the Surviving Company in the Merger and shall continue its existence under the laws of the State of Rhode Island. The name of the Surviving Company shall be the name of the Company immediately prior to the Effective

Time. The purpose of the Surviving Company shall be to engage in Investment Management Services and to engage in and carry on any other business or other activity permitted to a corporation organized under the RIBCA, whether or not related to the engagement in Investment Management Services. Upon consummation of the Merger, the separate existence of Merger Sub shall cease.

         Section 2.4. Effect of the Merger. At and after the Effective Time, the Merger shall have the effects provided herein and set forth in Section 7-1.1-69 of the RIBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company. This Agreement shall constitute a plan of merger for purposes of Section 7-1.1-65 of the RIBCA.

         Section 2.5. Organizational Documents. At and after the Effective Time,
(a) the Articles of Incorporation of the Company as they exist immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Company until thereafter amended in accordance with Applicable Law and such Articles of Incorporation and (b) the by-laws of the Company as they exist immediately prior to the Effective Time shall become the by-laws of the Surviving Company until thereafter amended in accordance with Applicable Law, the Articles of Incorporation of the Surviving Company and such by-laws. At the Closing, the Shareholders shall deliver or cause to be delivered to Parent the stock book, stock ledger, minute book and corporate seal, if any, of the Company and all organizational books and records related to the Prior Entity.

         Section 2.6. Directors and Officers. The directors and officers of the Surviving Company shall consist of the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with the RIBCA, the Articles of Incorporation of the Surviving Company and the By-Laws of the Surviving Company, until their respective successors are duly elected and qualified.

         Section 2.7. Effective Time. The Merger shall become effective on the Closing Date at the time (the "Effective Time") set forth in the articles of merger with respect to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Rhode Island (the "Secretary") pursuant to Section 7-1.1-68 of the RIBCA.

         Section 2.8. Tax Consequences. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

         Section 2.9. Accounting Treatment. It is intended that the Merger be accounted for as a "pooling of interests" under GAAP.

         Section 2.10. Pre-Closing Distributions.

                  (a) The Company shall, and each of the Company and the Shareholders shall cause the Company to, bill and collect its accounts receivable, pay its expenses and generally carry on its business in the Ordinary Course of Business consistent with prudent business practice during the period from the date of this Agreement and continuing through the Closing Date.

                  (b) From the date hereof through the earlier of the Closing Date or June 30, 2000, the Shareholders may receive dividends and distributions with respect to their capital stock in the Company up to the amount of any cash basis net income of the Company (less any expenses of the Shareholders under Sections 7.5 and 12.1 paid by the Company which were not includible as taxable expenses) during the period from January 1, 2000 through the earlier of the Closing Date or June 30, 2000, to the extent such amounts have not previously been distributed to them.

                  (c) If the Closing has not occurred on or prior to June 30, 2000, any accounts receivable that would normally be billed by the Company after June 30, 2000, whether or not relating to services performed prior to that date, shall be for the account of the Surviving Corporation, subject to the right of the Shareholders to receive distributions from the Company in the actual amounts necessary to pay their Subchapter S cash basis Tax liability with respect to the net income of the Company during the period from July 1, 2000 to the Closing Date.

                  (d) Each of the Shareholders shall, and shall cause the Company to, use commercially reasonable efforts to cause the total amounts to be billed by the Company in July 2000 in accordance with the Ordinary Course of Business to clients under investment advisory agreements for investment management services rendered through June 30, 2000 to be not be less than $580,000.


                                  ARTICLE III.

                                   THE CLOSING

         Section 3.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be at 10:00 a.m. (Boston time) at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, or at such other location designated by Parent, on the date (the "Closing Date" ) that is the latest of (i) August 22, 2000 or (ii) the earliest practicable date on which the conditions set forth in Article VIII hereof (other than those conditions designating instruments, opinions, certificates or other documents to be delivered at the Closing) have been satisfied or waived.

         Section 3.2. Instruments of Transfer.

                  (a) At the Closing, the Shareholders shall deliver, or shall cause to be delivered, the following:

                      (i) to Parent, certificates representing all of the Shares free and clear of any Encumbrance, except transfer restrictions under Securities Laws; and

                      (ii) to Parent, the documents required to be delivered
                           pursuant to Section 8.1 hereof.


                  (b) At the Closing, Parent shall deliver, or shall cause to be delivered, the following:

                      (i) to the Shareholders in accordance with instructions provided to Parent by the Shareholders, certificates representing in the aggregate the number of Purchase Shares, such certificates bearing or accompanied by all requisite stock transfer stamps and free and clear of any Encumbrance except transfer restrictions under the Securities Laws; and

                      (ii) to the Shareholders, the documents required to be
                           delivered pursuant to Section 8.2 hereof.



                                   ARTICLE IV.

             CERTAIN REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder jointly and severally represents and warrants to Parent, Bank and Merger Sub as follows:

         Section 4.1. Authority; No Violation; Consents.

                  (a) Each Shareholder has full power, right and authority to enter into and carry out its obligations under this Agreement. This Agreement has been duly executed and delivered by each Shareholder. This Agreement is the legal, valid and binding obligation of each Shareholder, enforceable in accordance with its terms, and is not subject to any rights of spousal or other comparable consent or approval, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

The consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of the Shareholder as a shareholder of the Company, and no other action on the part of the Shareholder as a shareholder of the Company is necessary to approve this Agreement and to consummate the transactions contemplated hereby.

                  (b) Neither the execution, delivery and performance of this Agreement by each Shareholder, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any Encumbrance upon any of the properties or assets of any Shareholder under any of the terms, conditions or provisions of (x) the Articles of Incorporation or Bylaws of the Company or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Shareholder is a party or by which any of them may be bound, or to which any Shareholder or any of his or her properties or assets may be subject; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any Shareholder or to any of his or her properties or assets.

                  (c) Except for required filings under the HSR Act, those notices, filings or authorizations described in Section 6.3 and as provided in
Schedule 4.1(c), no material notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by any Shareholder of the transactions contemplated by this Agreement.

         Section 4.2. Shareholders' Title. Each Shareholder has good and marketable title to his or her Shares free and clear of any restrictions on transfer or voting, Encumbrances or preemptive rights. The Shares are fully paid and non-assessable. Each Shareholder has the full power, right and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and upon consummation of the transactions contemplated by this Agreement, Parent will have acquired good and marketable title to the Shares free and clear of any restrictions on transfer or voting or Encumbrances except such as may be created by Parent.

         Section 4.3. Shareholders' Litigation. There is no action, suit or proceeding pending against, or to the knowledge of any Shareholder threatened against or affecting, any Shareholder or any of his or her respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         Section 4.4. Shareholders' Preemptive or Other Rights. Except as provided in Section 7-1.2-24 of the RIBCA, no Shareholder has preemptive or other similar rights to acquire any shares of capital stock of any class of the Company or any securities convertible into or exchangeable for any such shares. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Shareholder, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of the Company or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given.

         Section 4.5. Shareholders' Share Ownership. Except as set forth on
Schedule 4.5, no Shareholder owns any Shares or any other security issued by the Company.

         Section 4.6. Shareholders' Investment Intent. The Purchase Shares issuable to each Shareholder hereunder are being acquired by such Shareholder for such Shareholder's own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Each Shareholder qualifies as an "accredited investor," as such term is defined in Rule 501 under the Securities Act of 1933, as amended.


                                   ARTICLE V.

                      JOINT REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

         The Company and each of the Shareholders jointly and severally represents and warrants to Parent, Bank and Merger Sub as follows:

         Section 5.1. Organization and Related Matters. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Rhode Island. The Company is the sole successor in interest to all of the business and assets, and has assumed all of the liabilities, of the Prior Entity and all representations and warranties set forth in this Agreement relating to the Company shall be deemed to include the Prior Entity. The Company has the corporate or other requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company taken as a whole or on the ability of any of the parties to complete the transactions contemplated hereby (a "Material Adverse Effect"). The copies of the charter, by-laws, comparable organizational document and any amendments thereto of the Company heretofore delivered to Parent are complete and correct copies of such instruments as currently in effect. The Company has no Subsidiaries. The consummation of the transactions contemplated hereby have been approved by all requisite corporate actions on the part of the Company and each of its shareholders, no other corporate action on the part of the Company or its shareholders is necessary to approve this Agreement or to consummate the transactions contemplated hereby and no Shareholder has objected or will object to the transactions contemplated hereby.

         Section 5.2. No Violation. The consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of the Company or (ii) assuming that the consents and approvals referred to in Section 7.2 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon, any of the Company Assets, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which the Company, or any of its respective properties or assets may be bound or affected.

         Section 5.3. Financial Statements. The Company and the Shareholders previously have delivered to Parent copies of the audited balance sheet of each of the Company and the Prior Entity as of December 31, 1999, together with related notes thereto (the "Balance Sheet"), and as of December 31, 1998 and December 31, 1997, together with the related notes thereto, and the related audited statements of income, changes in shareholders' equity or partners' capital, as the case may be, and cash flows for the fiscal year ended December 31, 1999, together with the related notes thereto, in each case accompanied by the audit report of Piccerelli, Gilstein & Company, LLP, independent accountants with respect to the Company and the Prior Entity, and the unaudited balance sheet of each of the Company and the Prior Entity as of February 29, 2000 and the related unaudited statements of income, changes in shareholders' equity or partners' capital, as the case may be, and cash flows for the 2-month period then ended, together with related notes thereto (the statements referred to above being collectively referred to as the "Financial Statements"). The audited financial statements of the Company and the Prior Entity referred to in the immediately preceding sentence (including the related notes) fairly present the financial position of the Company and the Prior Entity as of the dates thereof, and the results of the operations, cash flows and changes in shareholders' equity or partners' capital, as the case may be, of the Company and the Prior Entity for the respective fiscal periods therein set forth; and have been prepared in accordance with GAAP consistently applied during the periods involved. The interim unaudited financial statements referred to in the first sentence above have been prepared from the financial records of the Company and the Prior Entity and are true and correct in all material respects.

         Section 5.4. Regulatory Documents.

                  (a) Since March 1, 2000, the Company has been engaged solely in the business of providing Investment Management Services, and from the time of the Prior

Entity's inception until its termination on March 1, 2000, the Prior Entity was engaged solely in the business of providing Investment Management Services. The Prior Entity was duly registered as an investment adviser under the Advisers Act at all times during which it provided Investment Management Services. The Company currently is registered as an investment adviser under the Advisers Act as the successor to the Prior Entity and has been so registered at all times since March 1, 2000. The Company currently has effective registration and notice filings with respect to its status as an investment adviser in each of the jurisdictions listed on Schedule 5.4(a). Except as disclosed in Schedule 5.4(a), the Company is not required to be registered, qualified or licensed, or file notice filings, as an investment adviser in any other jurisdiction. The Company and the Shareholders have delivered to Parent a true and complete copy of its and the Prior Entity's most recent Form ADV, as amended to date, and has made available copies of all foreign and state filings, likewise as amended to date.

                  (b) The Company is not, and neither the Company nor the Prior Entity nor any of their partners, directors, officers or employees has been, required to register as a broker or dealer under the Securities Exchange Act of 1934, as amended, or as a futures commission merchant, commodity trading advisor or commodity pool operator under the Commodity Exchange Act, as amended.

                  (c) Except for instances of failure to make filings or payments that have not had or could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect, the Company and the Prior Entity have timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Authority and have paid all fees and assessments due and payable in connection therewith.

                  (d) As of their respective dates, the SEC Documents of the Company and the Prior Entity complied in all material respects with the requirements of the Securities Laws, and none of such SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) The Company has, and the Prior Entity has had, at all times since its inception, a written policy regarding insider trading and a Code of Ethics which complies with all applicable provisions of Section 203A of the Advisers Act, copies of which have been provided to Parent prior to the date hereof. All employees of the Company and the Prior Entity have executed acknowledgments that they are bound by the provisions of such Code of Ethics and insider trading policy. The policies of the Company with respect to avoiding conflicts of interests are summarized in the Company's most recent Form ADV or incorporated by reference therein. There have been no violations or allegations of violations of such Code of Ethics, insider trading policy or conflicts policy.

         Section 5.5. Books and Records. The Company and the Prior Entity have at all times maintained Records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are (a) executed in accordance with its management's general or specific authorization, as applicable, and (b) recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, including performance results, in accordance with applicable regulatory requirements, and the documentation pertaining thereto is retained, protected and duplicated in accordance with prudent business practices and applicable regulatory requirements, including the Advisers Act and the Investment Company Act.

         Section 5.6. Investment Companies/Pooled Products; Ineligible Persons. Neither the Company nor the Prior Entity nor any "affiliated person" (as defined in the Investment Company Act) of the Company or the Prior Entity has served as an investment adviser or investment subadviser to an Investment Company or a Pooled Product. Neither the Company nor any "associated person" of the Company (as defined in the Advisers Act) is ineligible pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an associated person to an investment adviser registered under the Advisers Act.

         Section 5.7. Compliance with Applicable Law.

                  (a) Except for instances of failure to hold or be in compliance and instances of default or violations that have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect: (i) the Company holds, and each of the Company and the Prior Entity has at all times since December 31, 1995 held, all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses under and pursuant to every, and since December 31, 1995 have complied with each, and are not in default under any, Applicable Law relating to the Company, the Prior Entity or any of their respective assets, properties or operations, (ii) there have been no violations of any of the above and no Shareholder or the Company has received any notice asserting any such violation and (iii) all such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

                  (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company and the Prior Entity, no Governmental Authority has initiated any proceeding or, to the knowledge of the Company or the Shareholders, any investigation into the business or operations of the Company or the Prior Entity. To the knowledge of the Company or the Shareholders, there is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examination of the Company or the Prior Entity.

                  (c) Each of the Company and the Prior Entity has at all times since December 31, 1995 rendered Investment Management Services to Persons, including

Unsponsored Pooled Products, with whom either or both of the Company and the Prior Entity is or was a party to an investment advisory agreement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such Persons, the organizational documents of such Persons, prospectuses, board of director or trustee directives and Applicable Law.

         Section 5.8. Administration of Fiduciary Accounts. Each of the Company and the Prior Entity has properly administered in all respects all accounts for which it acts or has acted as a fiduciary, including but not limited to accounts for which it serves or has served as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Except for instances of breaches that have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect, neither the Company nor the Prior Entity nor any of their directors, officers or employees has committed any breach of trust with respect to any account for which any of them serves as a fiduciary, and the accounting for each such fiduciary account is true and correct in all respects and accurately reflects the assets of such fiduciary account.

         Section 5.9. Company Assets.

                  (a) The Company has good and marketable title to, or, as to the Leased Properties, a good, marketable and insurable leasehold interest in, each of the Company Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Schedule 5.9(a) contains a true and complete list of all Operating Sites.

                  (b) The Company owns no Real Property. Schedule 5.9(b) contains a correct and complete schedule of all of the Leased Properties and Leasehold Improvements on the date hereof. The Company and the Shareholders have heretofore provided Parent with a true, correct and complete copy of each written Lease, together with all amendments, modifications, alterations, and other changes thereto, and there are no unwritten Leases.

                           (i) All Leases are legal, valid and binding leases, enforceable by and against the Company in accordance with their respective terms;

                           (ii) All conditions precedent to the enforceability of each Lease by the Company have been satisfied, and no notice of default or termination under any Lease is outstanding. No termination event or condition or uncured default on the part of the Company, the lessor or any sublessor exists under any Lease, and no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition which with or without the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Neither the Shareholders, the Company nor any employee of any of them is or has any ownership interest in the landlord under any

         Lease. All rent and other sums and charges payable by or to the Company as tenant, sublessor or sublessee thereunder are current;

                           (iii) Neither the Company nor the Prior Entity or any Shareholder has received any written notice of non-compliance with any restriction encumbering any of the Leased Properties or of any existing or potential disturbance to or interruption in its quiet use and enjoyment of such Leased Properties;

                           (iv) Except for Permitted Encumbrances, no Lease contains any covenant that restricts the use, transferability or value of the subject Leased Property; and

                           (v) The Company has obtained all required estoppel letters from its lessors.

                  (c) All of the Leasehold Improvements, Furniture, Fixtures and Equipment and other tangible personal property that constitute Company Assets or that are used in the conduct of the Company's business are in good working condition and free from defects, subject to ordinary wear and tear.

         Section 5.10. Company Contracts. Except for Company Contracts listed on another Schedule hereto, Schedule 5.10(a)(1) lists all of the Company Contracts involving the receipt or payment by the Company or the Prior Entity in any of the two (2) prior fiscal years or reasonably likely to involve the payment by the Company or the Prior Entity in the current or any future fiscal year of an amount in excess of $10,000 and all investment advisory contracts without regard to such threshold amount, in existence as of a date not more than three (3) days prior to the date hereof, true, correct and complete copies of which, including all amendments and supplements thereto, have previously been made available to Parent. The Company has succeeded to the rights of the Prior Entity under all investment advisory and other contracts to which the Prior Entity was or is a party without the need for any consents or approvals of any other parties. The Company and the Shareholders have made available to Parent copies of all sales, marketing and account solicitation agreements and arrangements of the Company. Assuming that the consents and approvals referred to in Section 7.2 hereof are duly obtained: (a) the Company or the Prior Entity has duly performed all its obligations under each Company Contract, including all investment advisory contracts, to the extent that such obligations have accrued, (b) no breach or default, alleged breach or default, or event which constitutes or would (with the passage of time, notice or both) constitute a breach or default thereunder, or which would permit termination, modification or acceleration thereof by any party thereto, has occurred, or, as a result of this Agreement or the performance by the Company and the Shareholders of any of their respective covenants or obligations hereunder, will occur, and (c) each Company Contract is valid and binding on the Company and on all of the other parties thereto, is in full force and effect and is enforceable in accordance with its terms.

         Section 5.11. Technology and Intellectual Property.

                  (a) Schedule 5.11(a) contains a true and complete list and description of each of the electronic data processing, information, communications, telecommunications and computer systems which are material to the business of the Company or to the operation of the Operating Sites (collectively, the "Technology Systems") as of the date hereof, including (i) a description of any computer hardware or Software leased, owned or used by any of them that is used in the operation of the Technology Systems and (ii) a list of any contracts pursuant to which the Company is granted rights which are used in the operation of the Technology Systems, including soft dollar arrangements, Software licenses and similar agreements.

                  (b) Each of the Technology Systems is adequate for its intended use and for the operation of the Operating Sites as currently operated and there has not been any material malfunction with respect to any of the Technology Systems.

                  (c) Schedule 5.11(c) contains a true and complete list and description of all material Intellectual Property licensed to or owned or used by the Company as of the date hereof and all material licenses or similar agreements as of the date hereof pursuant to which the Company has granted or has been granted rights with respect to Intellectual Property not owned and used exclusively by them.

                  (d) The Company has the right to use the Intellectual Property in accordance with the terms of the relevant contracts governing such use, free and clear of any claims by any Person (other than the claims of any licensor under licensing or similar agreements), and the consummation of the transactions contemplated by this Agreement will not alter or impair the unrestricted right of the Company to use the Intellectual Property, free and clear of any claims by any Person (other than the claims of any licensor under licensing or similar agreements). No claims have been asserted by any Person against the Company with respect to the use by the Company of the Intellectual Property or challenging or questioning the validity or effectiveness of any license or similar agreement with respect thereto, and, to the knowledge of the Company or the Shareholders, there is no basis for any such claim. To the knowledge of the Company or the Shareholders, the Intellectual Property is not subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company.

         Section 5.12. Legal Proceedings. The Company is not a party to any, and there are no pending or, to the knowledge of the Company or the Shareholders, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations, of any nature against or otherwise affecting, directly or indirectly, the Company, or any of its respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement and there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, or any of its properties or assets.

         Section 5.13. Environmental Compliance. Except for instances of noncompliance which have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect, with respect to the Leased Properties, the Company is and has been in compliance with, and, to the knowledge of the Company or the Shareholders, there are no outstanding allegations by any Person or entity that the Company has not been in compliance with, all Environmental Laws. Schedule 5.13 contains a complete and accurate list of all environmental or worker safety and health reports, studies, investigations and audits of which the Company or any Shareholder has knowledge relating to the Operating Sites as of the date hereof, copies of which have previously been provided to Parent.

         Section 5.14. Tax Matters.

                  (a) Each of the Company and the Prior Entity has duly filed on a timely basis all Tax Returns required to be filed by it for all periods ending on or before the Closing Date, and such Tax Returns are true, correct and complete. Each of the Company and the Prior Entity has duly paid on a timely basis all Taxes that are due and payable with respect to the Company and the Prior Entity, except Taxes which are not yet delinquent. Neither the Company nor the Prior Entity is the beneficiary of any extension of time within which to file any Tax Return.

                  (b) Neither the Company nor the Prior Entity has (i) received any notice of deficiency or assessment from any Tax Authority with respect to liability for its Taxes or Taxes of the Shareholders relating to its income that have not been fully paid or finally settled or (ii) signed or filed any written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any of its Tax Returns.

                  (c) No audit or other proceeding by any Tax Authority is presently pending with respect to any Taxes or Tax Return of the Company or the Prior Entity. Neither the Company nor the Prior Entity has received any notification of intent to audit from any Tax Authority. No director, officer or employee responsible for tax matters of the Company or the Prior Entity expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.

                  (d) There are no Encumbrances for Taxes upon any of the Company Assets other than Encumbrances for Taxes not yet due or payable.

                  (e) No payment which will, or may, be made to any Shareholder or any employee, director or agent of the Company will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (f) The Prior Entity was classified as a partnership for federal and state income Tax purposes at all times during its existence. The Company and each predecessor of the Company has been a validly electing S corporation, within the meaning of Sections 1361 and 1362 of the Code, at all times during its existence. The Company will be an S corporation up to and including the date before the Closing Date. The Company does not have any "qualified subchapter S subsidiaries" within the meaning of
Section 1361(b)(3)(B) of the Code. The Company has not in the past ten years (i) acquired assets from another corporation in a transaction in which the Company's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor, or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary. The Company would not be liable for any Tax under Section 1374 of the Code if its assets were sold for their fair market value as of the Closing Date.

                  (g) The Company is not a party to, is not bound by, and does not have any obligation under any Tax sharing, indemnity or similar contract or arrangement and is not liable for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 or any similar provision of state or local law. No power of attorney has been granted by the Company with respect to any matter relating to Taxes which is currently in force.

                  (h) No claim has ever been made by any Tax Authority in a jurisdiction where the Company or the Prior Entity does not file, or has not filed, Tax Returns that the Company may be subject to taxation by that jurisdiction. Neither the Company nor the Prior Entity is, or has been, required to file any state Tax Return other than in the State of Rhode Island.

                  (i) Each of the Company and the Prior Entity has withheld and timely paid all amounts required to be withheld by Sections 1441 and 1442 of the Code and have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (j) There are, and as of the Closing Date, there will be, no unpaid Taxes of the Company.

         Section 5.15. Insurance. The Company maintains and at all times since December 31, 1995, each of the Company and the Prior Entity has maintained, with reputable insurers, insurance and indemnity bonds providing coverage for the Company against all risks normally insured or bonded against by companies in similar lines of business. All such insurance policies and bonds maintained as of the date hereof are listed in Schedule 5.15. Each such insurance policy or bond is in full force and effect, and the Company has not received written notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond. Neither the Company nor the Prior Entity has received, and neither the Company nor any Shareholder has knowledge of, any notice or request from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Company Assets. The Company has not received any notice from any insurance company with respect to, nor is the Company or any Shareholder aware of, any defects or inadequacies in the Company Assets which, if not corrected, would result in the termination or limitation in any material respect of insurance coverage or any material increase in the cost of such insurance. All premiums due on the insurance have been paid.

         Section 5.16. Labor and Employment Matters.

                  (a) (i) The Company is not engaged in, nor has the Company or the Prior Entity since December 31, 1995 engaged in, any unfair labor practice which could reasonably be expected to result in any material liability to the Company; (ii) there is no labor strike, dispute, slowdown or stoppage pending, or, to the knowledge of the Company or the Shareholders, threatened against the Company; (iii) no union is currently certified, there is no union representation question and no union or other organizational activity that would be subject to the National Labor Relations Act exists or, to the knowledge of the Company or the Shareholders, is threatened with respect to the operations of the Company;
(iv) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending, and no claims therefor exist or, to the knowledge of the Company or the Shareholders, are threatened with respect to the operations of the Company; (v) no collective bargaining agreement exists which is binding on the Company; (vi) neither the Company nor the Prior Entity has experienced any work stoppage or other material labor difficulty; (vii) the Company is not delinquent in any material respect in payments to any of its or the Prior Entity's current or former officers, directors, employees or agents for any wages, salaries, commissions, bonuses, benefits or other compensation for any services performed by them or amounts required to be reimbursed to them; and (viii) in the event of termination of the employment of any employee of the Company, neither the Company nor Parent or any of its Affiliates will be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay" or any other payments or benefits, including, without limitation, post-employment health care or insurance benefits.

                  (b) The Company and its Subsidiaries employ a total of approximately Six (6) full-time employees and no part-time employees and generally enjoy good employer-employee relationships. All such employees, including the name, date of hire, wages and bonuses of such employees for the fiscal year 1999 and as of the date hereof are listed on Schedule 5.16(b). The Company and its Subsidiaries do not employ a total of 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for the Company or any of its Subsidiaries less than six of the last twelve months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing Date. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. The Company is not delinquent in any material respect in any payments to any of its or the Prior Entity's employees or Contingent Workers (as that term is defined below) for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such employees or Contingent Workers. There are no grievances, complaints or charges with respect to employment or labor matters (including, without limitation, charges of employment discrimination, retaliation or unfair labor practices) pending or, to the knowledge of the Company or the Shareholders, threatened in any judicial, regulatory or administrative forum, or under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement). To the knowledge of the Company or the Shareholders, none of the

Company's or the Prior Entity's employment policies or practices is currently being audited or investigated, subject to imminent audit or investigation, by any federal, state or local government agency. The Company is not subject to any consent decree, court order or settlement in respect of any labor or employment matters. No arbitration or similar proceeding with respect to employment matters is pending or, to the knowledge of the Company or the Shareholders, threatened and no claim therefor has been asserted. The Company does not have any policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of the Company's employees. The Company and each of its Subsidiaries is, and each of the Company and the Prior Entity and any of its Subsidiaries at all time since November 6, 1986 has been, in material compliance with the requirements of the Immigration Reform Control Act of 1986.

                  (c) The Company does not employ any independent contractors, temporary employees, leased employees or any other servants or agents compensated other than through reportable wages paid by the Company (collectively, "Contingent Workers"). To the extent that the Company employs Contingent Workers, it has properly classified and treated them in all material respects in accordance with applicable laws and for purposes of all benefit plans and perquisites.

                  (d) Schedule 5.16(d) or Schedule 5.17(a) lists each contract, agreement or material arrangement, in effect as of the date of this Agreement, between the Company, on the one hand, and any Person, on the other hand, relating to such Person's employment with the Company.

         Section 5.17. Benefit Plan Obligations.

                  (a) Schedule 5.17(a) sets forth a list of every Employee Program that has been maintained by the Company, the Prior Entity, or an ERISA Affiliate at any time during the six (6) year period ending on the Closing Date.

                  (b) Each Employee Program which has ever been maintained by the Company, the Prior Entity, or an ERISA Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable section of the Code (including without limitation Sections 105, 125, 401(a) and 501(c)(9) of the Code). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

                  (c) Neither the Company nor the Shareholders know, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company, the Prior Entity or any ERISA Affiliate. With respect to any Employee Program ever maintained by the Company, the Prior Entity or any ERISA Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) failure to comply with any provision of ERISA, other applicable law or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii) or (iii), could subject the Company or any ERISA Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties or taxes, or any other loss or expense, except for those liabilities that have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company or the Shareholders, threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company, the Prior Entity or any ERISA Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 5.17(a)).

                  (d) Neither the Company nor the Prior Entity nor any ERISA Affiliate (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, including, but not limited to, any Multiemployer Plan or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by the Company, the Prior Entity, or an Affiliate within the three (3) years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Parent:
(i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and

(viii) all correspondence to and from any state or federal agency within the last three (3) years with respect to such Employee Program.

                  (f) Each Employee Program required to be listed on Schedule 5.17(a) may be amended, terminated, or otherwise modified by the Company or an ERISA Affiliate to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program, and no employee communications or provision of any Employee Program document has failed effectively to reserve the right of the Company or the ERISA Affiliate to so amend, terminate or otherwise modify such Employee Program.

                  (g) Each Employee Program ever maintained by the Company, the Prior Entity or any ERISA Affiliate (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of the Securities Laws, except for those instances of non-compliance that have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect.

                  (h) Each Employee Program ever maintained by the Company, the Prior Entity or an ERISA Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

                  (i)      For purposes of this section:

                           (i) "Employee Program" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA, including, but not limited to, multiple employer welfare arrangements (within the meaning of Section 3(40) of ERISA), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation any arrangement intended to comply with Section 120, 125, 127, 129 or 137 of the Code; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                           (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee

         Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                           (iii) An entity is an "ERISA Affiliate" of the Company if it would have ever been considered a single employer with the Company or Prior Entity under Section 4001(b) of ERISA or part of the same "controlled group" as the Company for purposes of Section 302(d)(8)(C) of ERISA.

                           (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         Section 5.18. No Other Broker. Other than Berkshire Capital Corporation, the fees and expenses of which will be paid by the Shareholders, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Company or the Shareholders in connection with this Agreement or the transactions contemplated hereby.

         Section 5.19. Undisclosed Liabilities. Except for (a) liabilities or items set forth in Schedule 5.19, (b) liabilities that are fully reflected or reserved against on the Balance Sheet, (c) liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet, none of which are material to the business or operations of the Company, (d) liabilities the incurrence of which is expressly contemplated by this Agreement or authorized by Parent in writing and (e) nonmonetary obligations arising under the terms of any agreement other than obligations arising as a result of a breach thereof or default thereunder, the Company has no liabilities of any nature whatsoever, whether absolute, accrued, contingent or otherwise and whether known or unknown or due or to become due.

         Section 5.20. Capitalization.

                  (a) The authorized capital stock of the Company consists of 1,500 shares divided into 1,000 shares of No Par Value Voting Common Stock and 500 shares of Series B No Par Value Non-voting Common Stock, of which only 200 shares of No Par Value Voting Common Stock, all of which are owned by the Shareholders, have been issued and are outstanding. The Shares have been duly authorized and validly issued and are fully paid and not assessable.

                  (b) Except as provided in Section 7-1.2-24 of the RIBCA, there are no preemptive or similar rights on the part of any holders of any class of securities of the Company. No subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of the Company, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. Except as provided in this Agreement, there are no outstanding contractual obligations of any Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company.

                  (c) Each repurchase, retirement, exchange, cancellation or other action taken by the Company with respect to securities of which it was the issuer constituted the legal and valid action of the Company in accordance with Applicable Law and its respective charter, bylaws, partnership agreement or other organizational document and the Company has no ongoing liabilities in connection therewith.

                  (d) The Company was the sole general partner of the Prior Entity, and the Shareholders were the only limited partners of the Prior Entity, at all times prior to the termination of the Prior Entity. The capitalization of the Prior Entity (with respect to capital accounts and interests in profits) immediately prior to the termination of the Prior Entity, is set forth on
Schedule 5.20(d) hereto, with all such interests having been owned beneficially and of record by the Persons and in the amounts indicated on Schedule 5.20(d), in each case free and clear of any Encumbrance other than restrictions imposed pursuant to the limited partnership agreement of the Prior Entity. No interest in the Prior Entity had been issued in violation of any federal or state law.

         Section 5.21. Absence of Changes. Since December 31, 1999, except as contemplated by this Agreement or disclosed in Schedule 5.21, neither the Company nor the Prior Entity has taken any action or suffered to exist any condition which, had it been taken or suffered after the date hereof, would have been prohibited by or in violation of Section 7.1(a) hereof.

         Section 5.22. Disclosure. No representation or warranty to Parent, Bank or Merger Sub contained in this Agreement or any of the agreements referred to herein, and no statement contained in any certificate, agreement, document or other writing furnished or to be furnished to Parent, Bank or Merger Sub at the Closing pursuant to Article III hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE VI.

                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT, BANK AND MERGER SUB

         Parent, Bank and Merger Sub jointly and severally represent and warrant to the Shareholders as follows:

         Section 6.1.      Organization.

                  (a) Each of Parent and Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it make such licensing or qualification necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a material adverse effect on the business, assets, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or on the ability of Parent, Bank and Merger Sub to complete the transactions contemplated hereby (a "Buyer's Material Adverse Effect"). Merger Sub is a wholly-owned Subsidiary of Parent.

                  (b) Bank is a chartered trust company, duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has the requisite power and authority to carry on its business as it is now being conducted, and to own, lease or operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Buyer's Material Adverse Effect. The deposit accounts of Bank are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Bank. Bank is a wholly-owned subsidiary of Parent.

         Section 6.2.      Authority, No Violation.

                  (a) The Bank has full corporate power and authority and all necessary approvals of Governmental Agencies to engage in Investment Management Services. Parent, Bank and Merger Sub each have full power and authority to execute and deliver each of the respective Buyer Agreements executed and delivered by them and to consummate the transactions contemplated thereby. The execution and delivery of the respective Buyer Agreements executed by them and the consummation of the transactions contemplated thereby have been duly and validly approved by all requisite action on the part of Parent, Bank and

Merger Sub, and no other proceedings on the part of Parent, Bank or Merger Sub are necessary to approve the Buyer Agreements and to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent, Bank and Merger Sub, and prior to the Closing each of the other Buyer Agreements to be executed by Parent, Bank or Merger Sub will be duly and validly executed by Parent, Bank or Merger Sub, as the case may be. Assuming the due authorization, execution and delivery of the Buyer Agreements by the other parties thereto (other than Parent, Bank and Merger Sub), each Buyer Agreement to which Parent, Bank or Merger Sub is a party constitutes (or when executed and delivered by Parent, Bank or Merger Sub, as the case may be, will constitute) a valid and binding obligation of Parent, Bank or Merger Sub, as the case may be, enforceable against Parent, Bank or Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Each of Parent and Merger Sub has heretofore furnished to the Company a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date. Such Agreements to Form and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or By-Laws. Bank has heretofore furnished to the Company a complete and correct copy of its governing documents, as amended to date. Such documents are in full force and effect. Bank is not in violation of any of the provisions of its governing documents.

                  (c) The authorized capital stock of Parent consists of 30,000,000 Parent Shares. As of December 31, 1999, there were (i) 10,914,763 Parent Shares issued and outstanding and (ii) 2,419,741 Parent Shares reserved for issuance under the 1988 Amended and Restated Stock Option Plan, the 1997 Equity Incentive Plan and the Amended and Restated Dividend Reinvestment and Stock Purchase Plan. Except as set forth in Schedule 6.2(c), there are no options, warrants or other rights, agreements or commitments obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent.

                  (d) The execution and delivery of the respective Buyer Agreements by Parent, Bank and Merger Sub, the consummation by Parent, Bank and Merger Sub of the transactions contemplated thereby, and compliance by Parent, Bank and Merger Sub with any of the terms or provisions thereof, will not (i) violate any provision of the charter or by-laws or other constituent documents of Parent, Bank or Merger Sub or (ii) conflict with or result in a breach of any of, the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent, Bank or Merger Sub under (x) any indenture, mortgage or loan or any other Agreement or instrument to which Parent, Bank or Merger Sub is a party or by which they may be bound or to which any of their properties or assets may be subject or (y) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Parent, Bank or Merger Sub as the case may be, or any of their properties.

         Section 6.3. Consents and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any third party will be required to be obtained or made by Parent, Bank or Merger Sub in connection with the due execution and delivery by Parent, Bank and Merger Sub of the respective Buyer Agreements executed and delivered by them and the consummation by Parent, Bank and Merger Sub of the transactions as contemplated thereby other than (i) such other consents, approvals, authorizations, filings or notices as have been made or received on or prior to the date hereof or are set forth in Schedule 6.3; (ii) the applicable filings under the HSR Act; and (iii) filings, authorizations, consents or approvals the failure to make or obtain which would not adversely affect Parent's, Bank's or Merger Sub's ability to consummate the transactions contemplated hereunder in accordance with the terms and conditions of this Agreement.

         Section 6.4. No Actions, Suits or Proceedings. There is no pending action, suit or proceeding, nor, to the knowledge of Parent, Bank and Merger Sub has any litigation been threatened, against Parent, Bank or Merger Sub, or before any Governmental Authority which questions the validity or legality of any Buyer Agreement or of the transactions contemplated thereby, or which seeks to prevent the consummation of the transactions contemplated thereby.

         Section 6.5. Financial Ability. Parent has, or will have on or before the Closing Date, sufficient authorized and unissued Parent Shares to consummate the Merger.

         Section 6.6. No Other Broker. Other than Keefe, Bruyette & Woods, Inc., the fees and expenses of which will be paid by Parent or one of its Affiliates, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Parent, Bank or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

         Section 6.7. Parent Shares. The Parent Shares to be issued to the Shareholders pursuant to this Agreement will be, when issued and delivered to the Shareholders in accordance with this Agreement, duly authorized, validly issued, fully paid, non-assessable and free and clear of any Encumbrances, subject to restrictions imposed herein, on the certificate or certificates therefor or by the Securities Laws.

         Section 6.8.      Parent Reports.

                  (a) Parent has heretofore delivered to the Shareholders, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) its proxy statement relating to Parent's meeting of shareholders to be held April 25, 2000 and (iii) all amendments and supplements to all such reports and statements filed by Parent with the SEC (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Exchange Act of

1934, as amended, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and the absence of footnote disclosure.

                  (c) Between December 31, 1999 and the date hereof, except as disclosed in the SEC Reports or Schedule 6.8(c), there has not been any change in the business or operations of Parent which has had or would reasonably be expected to have a Buyer's Material Adverse Effect.

         Section 6.9.      Ownership of Merger Sub, No Prior Activities.

                  (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                  (b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.


                                  ARTICLE VII.

                                    COVENANTS

         Section 7.1.      Conduct of Business.

                  (a) During the period from the date of this Agreement and continuing through the Closing Date, except as required by Applicable Law and disclosed to Parent, expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall, and the Shareholders shall cause the Company to:

                           (i) bill and collect its accounts receivable, pay its expenses and generally carry on its business in the Ordinary Course of Business consistent with prudent business practice;

                           (ii) use commercially reasonable efforts to preserve its present business organization and relationships;

                           (iii) use commercially reasonable efforts to keep available the present services of its employees;

                           (iv) use commercially reasonable efforts to preserve the rights, franchises, goodwill and relations of its customers and others with whom business relationships exist;

                           (v) maintain such insurance policies and bonds listed on Schedule 5.15 or procure comparable replacement policies and maintain such replacement policies in effect until and including the Closing Date; and

                           (vi) file on a timely basis all Tax Returns required to be filed by it or the Prior Entity for all periods ending on or before the Closing Date and to pay on a timely basis all Taxes that are due and payable with respect to the Company or the Prior Entity, except Taxes which are not yet delinquent.

                  (b) Without limiting the generality of paragraph (a) of this
Section 7.1, and except as required by Applicable Law or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not be permitted, and the Shareholders shall not cause the Company, to:

                           (i) declare or pay any dividend on, or make other distributions in respect of, any of its capital stock, except as may be permitted by Section 2.10 of this Agreement;

                           (ii) (A) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (B) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any of its Subsidiaries;

                           (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                           (iv) amend its Articles of Incorporation, By-laws or other similar governing documents;

                           (v) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $50,000 for the Company and its Subsidiaries taken as a whole, except for contractual commitments entered into prior to the date of this Agreement as heretofore disclosed in Schedule 5.10(a)(1) of this Agreement;

                           (vi) enter into any new line of business;

                           (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any Person or otherwise acquire any assets which would be material, either individually or in the aggregate, to the Company;

                           (viii) change its method, policies or procedures of accounting in effect at December 31, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

                           (ix) make any tax election or settle or compromise any federal, state, local or foreign tax liability;

                           (x) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the Ordinary Course of Business, of liabilities reflected or reserved against in the Balance Sheet, or subsequently incurred in the Ordinary Course of Business of the Company;

                           (xi) adopt, amend, renew or terminate any plan or any agreement, arrangement, plan or policy between the Company or any Subsidiary and one or more of its current or former directors, officers or employees;

                           (xii) increase in any manner the compensation or fringe benefits of any director, officer or employee, other than salary increases for employees other than the Shareholders at their regular review dates, not to exceed, in an aggregate amount for all employees, 5% of the annualized base salaries of such employees, or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                           (xiii) hire new employees;

                           (xiv) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company or any of its

         Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

                           (xv) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements other than in the Ordinary Course of Business;

                           (xvi) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

                           (xvii) file any application to open, relocate or terminate the operations of any Operating Site or any of its Subsidiaries;

                           (xviii) commit any act or omission which constitutes a breach or default under any contract or license to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound;

                           (xix) make any equity investment or commitment to make such an investment;

                           (xx) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination or make any commitment with respect to any Lease;

                           (xxi) make any loan or waive any right, whether in equity or at law, that it has with respect to any loan; or

                           (xxii) agree to do any of the foregoing.

                  (c) From time to time prior to the Closing Date, the Company and the Shareholders shall update or cause to be updated each of the Schedules to this Agreement required hereof to reflect changes to the information set forth therein occurring through the Closing Date; provided, however, that no update of any Schedule to this Agreement shall affect the truth or veracity of any representation or warranty of the Company or any Shareholder in this Agreement prior to the time that such update has been made.

                  (d) During the period from the date of this Agreement and continuing through the Closing Date, except as required by Applicable Law and disclosed to Parent, or as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, neither the Company nor Shareholder shall take or omit any action that is intended or results in or may reasonably be expected to result in any of its representations and warranties set forth herein being or becoming untrue or any of its agreements herein being breached in any respect.

                  (e) The Company and the Shareholders will deliver to Parent at the same time as the filing thereof a complete copy of each SEC Document filed after the date of this Agreement and prior to the Closing with respect to the Company and the Prior Entity.

         Section 7.2. Advisory Contract Consents and Approvals and Other Actions. As soon as reasonably practicable and in any event by the fifth Business Day following the date hereof, the Company shall, and the Shareholders shall cause the Company to, (i) inform its investment advisory clients of the transactions contemplated by this Agreement, (ii) request such clients' consent (in the form described below) to the assignment of their investment advisory agreements deemed to occur as a result of the consummation thereof and (iii) use its best efforts to obtain such consents. The Company and the Shareholders may satisfy this obligation only by providing each such client with the notice contemplated by the first sentence of this Section 7.2(a) and obtaining such client's consent in the form of an actual written consent or a new investment advisory agreement with the Bank or its assigns, acting as investment adviser, to be effective upon the Closing Date; provided, however, that except as consented to in writing by Parent such agreements shall be identical in all material respects to the existing agreements. Any notice in the form of Exhibit B hereto that is timely delivered to a client and that accurately identifies the investment advisory agreement or agreements of such client to be assigned shall be a valid notice with respect to such client for the purposes of this Section 7.2(a).

         Section 7.3. No Transfer of Shares. No Shareholder will sell, transfer, assign or dispose of any of his or her Shares other than pursuant to the terms of this Agreement.

         Section 7.4.      Confidentiality and Announcements.

                  (a) None of the Company, either Shareholder, Parent, Bank, Merger Sub or any of their respective Affiliates shall disclose publicly any of the contents hereof other than as required by Section 7.3, permitted by this
Section 7.4, to obtain regulatory consent to engage in the Merger or as required by Applicable Law upon prior notice to the other party.

                  (b) The Company, the Shareholders, Parent, Bank and Merger Sub shall agree with each other as to the form and substance of any press release prior to the earlier to occur of the Closing Date or termination of this Agreement pursuant to Section 11.1 hereof, related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public, disclosures prior to the earlier to occur of the Closing Date or termination of this Agreement pursuant to Section 11.1 hereof, related thereto and shall not issue any such press release without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party if practicable, from making any disclosure which its legal counsel deems to be required by any applicable Governmental Authority or any Applicable Law.

     Section 7.5. Expenses. Except as provided in Section 12.1, Parent shall bear the direct and indirect expenses of Parent and its Affiliates incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Except as provided in
Section 12.1, the Shareholders shall bear the direct and indirect expenses of the Shareholders and the Company incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Without in any way limiting the foregoing, the fees and disbursements of Cameron & Mittleman LLP in connection with this transaction shall be paid or borne by the Shareholders, and the fees and disbursements of Goodwin, Procter & Hoar LLP in connection with this transaction shall be paid or borne by Parent or an Affiliate of Parent.

     Section 7.6. Release of the Company and its Affiliates. Effective upon the Closing, each of the Shareholders hereby releases and forever discharges the Company, Parent, Bank, Merger Sub and their respective Affiliates from any and all causes of action, rights or claims that such Shareholder may have had in the past, may now have or may have in the future related to, connected with, or arising out of such Shareholder's status as a shareholder of the Company prior to the Closing, other than with respect to any rights the Shareholders may have as a result of the transactions contemplated in this Agreement.

     Section 7.7. Covenants of Parent. During the period from the date of this Agreement and continuing through the Closing Date, except as required by Applicable Law or with the prior written consent of the Shareholders, Parent, Bank and Merger Sub shall not take any action, or fail to take any action, that would, or could reasonably be expected to (i) result in any of Parent's, Bank's or Merger Sub's representations and warranties set forth in this Agreement being or becoming untrue in any material respect; (ii) result in any of the conditions to the Closing set forth in Article VIII not being satisfied; (iii) result in a material violation of any provision of this Agreement; (iv) result in an acquisition of, or an agreement to acquire by Parent, Bank or Merger Sub, any other investment adviser registered under the Advisers Act; or (v) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

     Section 7.8. Access; Certain Communication.

         (a) Between the date of this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information, the Company and the Shareholders shall afford to Parent, Bank and Merger Sub and its authorized agents and representatives, complete access, upon reasonable notice and during normal business hours, to contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Company. The Company shall, and the Shareholders shall cause the Company and its personnel to, provide assistance to Parent, Bank and Merger Sub, as the case may be, in the investigation of matters relating to this transaction;

provided, however, that the investigation shall be conducted in a manner which does not unreasonably interfere with normal operations, customers and employee relations.

         (b) Between the date of this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information, Parent, Bank and Merger Sub shall afford to the Shareholders and its authorized agents and representatives, access, upon reasonable notice and during normal business hours, to contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the Investment Management Services currently provided by Bank; provided, however, that such access shall be conducted in a manner which does not unreasonably interfere with normal operations, customers and employee relations.

         (c) No information directly or indirectly obtained because of access or investigations permitted in this Section 7.8 shall affect or limit the representations and warranties set forth in this Agreement.

     Section 7.9. Regulatory Matters; Third Party Consents.

         (a) The Company and the Shareholders, on the one hand, and Parent, Bank and Merger Sub, on the other hand, shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement (it being understood that the Shareholders shall be responsible for obtaining all such approvals, waivers and consents from such parties with whom the Company is in contractual privity including all investment advisory clientele). If any required consent of or waiver by any third party (excluding any Governmental Authority and consents of clients under investment advisory agreements) is not obtained prior to the Closing, or if the assignment of any Company Contract (other than an investment advisory agreement) would be ineffective or would adversely affect any rights or benefits thereunder so that Parent would not in fact receive all such rights and benefits, the parties, each without cost, expense or liability to the other (except as provided in Article IX hereof), shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. Parent and the Shareholders will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Parent or the Company, as the case may be, and any of their respective, Affiliates, which appear in any filing made with, or written materials submitted to, any third, party or any Governmental Authority in connection with the transactions contemplated by this Agreement.

         (b) Parent, Bank and Merger Sub, on the one hand, and the Company and the Shareholders, on the other hand, shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     Section 7.10. Surviving Corporation. On and within thirty (30) days of the Closing Date, Parent shall transfer the shares of the Surviving Company from Parent to Bank and cause the Bank to liquidate and dissolve the Surviving Company, and each Shareholder shall, and shall cause the other officers of the Surviving Company to, execute, acknowledge, file and deliver all such instruments and take such actions as may be reasonably necessary and appropriate effectively to consummate such transactions.

     Section 7.11. Further Assurances. On and after the Closing Date, the Shareholders shall give such further assistance to Parent and the Surviving Company, and Parent and the Surviving Company shall give such further assistance to the Shareholders, and each shall execute, acknowledge, file and deliver all such instruments, including without limitation the Articles of Merger, and take such further action, as may be reasonably necessary and appropriate effectively to consummate the transactions contemplated hereby and to vest in the Parent full, legal and equitable title to the Shares.

     Section 7.12. Notification of Certain Matters. Each party shall give prompt notice to the other parties hereto of (a) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of such party's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (b) any failure on such party's part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     Section 7.13. Maintenance of Records.

         (a) Through the Closing Date, the Company will, and the Shareholders will cause the Company, to maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the parties shall permit the other parties hereto reasonable access to any applicable Records in its possession relating to matters arising on or before the Closing Date and reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any present or former customer of the Company.

         (b) For a period of six (6) years from the Closing Date, none of Parent, the Surviving Company or any Shareholder shall dispose of or destroy any business records or files relating to Taxes or Tax Returns pertaining to the Company, and no Shareholder shall dispose of or destroy any such records without first offering to turn over possession thereof by written notice to Parent at least thirty (30) days prior to the proposed date of such disposition or destruction.

     Section 7.14. Non-Competition/Non-Solicitation.

         (a) For a period of five (5) years from the Closing Date, no Shareholder shall, directly or indirectly, engage in any of the following activities, directly or indirectly, whether individually or as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or herself or any Person other than the Bank or its assigns (the "Employer"): (i) provide Investment Management Services to any Person; (ii) solicit or induce any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds with respect to which the Employer provides Investment Management Services to be withdrawn from such management, or (B) causing any client of the Employer not to engage the Employer or any of its Affiliates to provide Investment Management Services for any or additional funds; (iii) contact or communicate with, in either case in connection with Investment Management Services, any Person; or (iv) solicit or induce, or attempt to solicit or induce, any employee or agent of, or consultant to, the Employer or any of its Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or Former Employee, Agent or Consultant, or work in any enterprise involving Investment Management Services with any employee, agent or consultant or Former Employee, Agent or Consultant, (excluding for all purposes of this sentence, secretaries and persons holding other similar positions); provided, however, that clauses (i), (ii) and (iii) shall not be applicable to clients of the Employer who also are members of the Immediate Family of the Shareholder. "Former Employee, Agent or Consultant" means any person who was employed by or otherwise worked with the Employer (or any predecessor) on its Affiliates during the six (6) month period preceding the termination of the Employment with the Employer.

         (b) In the event that any provision or portion of a provision of this
Section 7.14 shall be determined to be illegal, invalid or unenforceable, the remainder of this Section 7.14 shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction, or otherwise thereafter shall be interpreted, to reflect as nearly as possible without being illegal, invalid or unenforceable the parties' intent if possible. If such amendment or interpretation is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Section
7.14 and the remainder of this Section 7.14 shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

     Section 7.15. Non-Solicitation of Other Offers. During the term of this Agreement, neither the Company nor any Shareholder will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into or consummate any agreement or transaction with, any person or persons, other than Parent, Bank, Merger Sub and any respective Affiliates, concerning the acquisition or possible acquisition of the Company, all or any portion of the Company Assets or all or any portion of the Shares, except for the sale of assets in the Ordinary Course of Business of the Company consistent with the terms of this Agreement.

     Section 7.16. Pooling Accounting Treatment. Each of Parent, Bank, Merger Sub, the Company and the Shareholders agrees not to take any action that to its or their knowledge could reasonably be expected to adversely affect the ability of Parent to treat the transaction contemplated by this Agreement as a pooling of interests. If required, the Shareholders, individually or as officers of the Company, will execute any documentation reasonably required by Parent's independent public accountants with respect to pooling of interest accounting issues, including a letter from the Company addressed to Piccerelli, Gilstein & Company LLP and an attestation to a letter from Parent to KPMG LLP.

     Section 7.17. Affiliate Letters. To ensure that the business combination to be effected by this Agreement and the transactions contemplated hereby will be accounted for as a pooling of interests, on or prior to the Closing Date, each individual Shareholder agrees to execute and deliver to Parent a letter in the form of Exhibit F hereto and to comply and abide with the agreements of the Shareholder contained therein.

     Section 7.18. Issuance of the Purchase Shares.

         (a) Each Shareholder consents to the placement of a legend on any certificate or other document evidencing the Purchase Shares substantially in the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or qualified under any state securities laws. The securities may not be offered, sold transferred or otherwise disposed of unless they have been registered under said Act and qualified under applicable state securities law, or exemptions from registration and qualification are available.

Each Shareholder is aware that Parent will make a notation in its appropriate records with respect to the transactions on the transferability of such Parent Shares. Each Shareholder also consents and acknowledges that "stop transfer" instructions may be noted against the Parent Shares received by him or her as consideration hereunder.

         (b) Parent shall remove any legend described in Section 7.17(a) or to rescind any "stop transfer" instructions described in Section 7.17(a) as to any Shareholder's Purchase Shares (i) if such Shareholder furnishes Parent with an opinion of counsel or other written information satisfactory in form and content to Parent that such legend or any such instructions are no longer required (as applicable) or (ii) with respect to and at the time of the disposition of any such Purchase Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         (c) Until the Expiration Date, the Shareholders may not sell or otherwise transfer to any Person more than 90% of the Purchase Shares.

     Section 7.19. Registration of Purchase Shares.

         (a) Within thirty (30) days after the Closing Date, Parent shall file with the SEC a registration statement of Form S-3 or, if such form is not then available to Parent, such other appropriate form as Parent may elect, registering the Purchase Shares. Parent shall use commercially reasonable efforts to (i) cause such registration to become effective as soon as practicable after the initial filing date, (ii) cause such registration to remain effective until the earlier of (A) such time as all Purchase Shares have been disposed of in accordance with the registration statement and (B) one (1) year after the Closing Date, (iii) cause the Purchase Shares to be approved for quotation, upon official notice of issuance, on the NASDAQ Stock Market, and
(iv) at any time when a prospectus relating to the registration hereunder is required to be delivered under the Securities Act of 1933, as amended, of the happening of an event as a result of which Parent shall have received notice or otherwise obtained knowledge that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; .

         (b) Rule 144 Information. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended, ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell Purchase Shares to the public without registration, Parent agrees to: (i) to file with the SEC all reports and other documents required of Parent to be filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; and (ii) furnish to any Shareholder forthwith upon request (A) a written statement by Parent as to its compliance with the reporting requirements of paragraph (c)(1) of Rule 144, (B) a copy of the most recent annual or quarterly report of Parent and (C) at the Shareholder's expense, such other public, non-confidential information as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         (c) Parent shall bear all expenses related to the registration of the Purchase Shares pursuant to this Section 7.19 other than underwriting discounts and commissions, stock transfer taxes or fees and expenses of legal, tax and other counsel or advisers to the Shareholders.

     Section 7.20. Offers of Employment. On or before the Closing, Bank shall offer to each employee of the Company, other than the Shareholders, a position with the Bank comparable to his or her position with the Company, at the same salary as such employee is receiving from the Company immediately prior to the Closing, and with the opportunity to participate in those employee benefit plans currently available to employees of the Bank at a comparable level of authority. The Bank will recognize each employee's original date of hire by the Company or the Prior Entity for purposes of determining eligibility under such plans, but not for purposes of benefit accrual.


                                  ARTICLE VIII.

                              CONDITIONS TO CLOSING

     Section 8.1. Conditions to the Parent's and Merger Sub's Obligations. The obligations of Parent, Bank and Merger Sub to effect the Closing shall be subject to the following additional conditions, which may be waived in writing by Parent:

         (a) The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 8.1(a), (i) no effect shall be given to any exception or reference in such representations and warranties relating to knowledge, materiality or a Material Adverse Effect; and (ii) such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct (without giving effect to such knowledge, materiality and Material Adverse Effect exceptions and references) do not represent in the aggregate a Material Adverse Effect.

         (b) The Company and the Shareholders shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders at or prior to the Closing Date;

         (c) The Company and the Shareholders shall have delivered to Parent a certificate dated as of the Closing Date, confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 8.1;

         (d) Parent shall have received the opinion of Cameron & Mittleman LLP, counsel to the Company and the Shareholders, dated the Closing Date, substantially in the form attached hereto as Exhibit C;

         (e) No requisite regulatory approval shall impose any term, condition or restriction upon Parent, Bank, Merger Sub or any of their respective Affiliates that Parent, Bank or Merger Sub reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Parent, Bank or

Merger Sub as to render inadvisable in the reasonable good faith judgment of Parent the consummation of the transactions contemplated hereby;

         (f) The employment agreements, substantially in the form attached hereto as Exhibit A-1, between Bank and Marie J. Langlois, and Exhibit A-2, between Bank and Gerald J. Fogarty, (together, the "Employment Agreements") shall have been entered into and shall be in full force and effect except to the extent that the failure of any such agreement to be in full force and effect is attributable to the death of any such individual;

         (g) Since December 31, 1999, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate with any other event, a Material Adverse Effect; provided, however, that (i) a decline in the value of assets under management by the Company (or any reduction in the base revenues of the Company resulting therefrom) resulting from a general decline in securities prices shall not constitute a Material Adverse Effect and
(ii) the failure of any client of the Company to consent to the transactions contemplated hereby or the termination by any such client of its relationship with the Company or the giving by any such client of any notice of its intention to effect such a termination shall not constitute a Material Adverse Effect (it being understood that Section 8.1(h) shall be the only closing condition applicable to the matters discussed in this clause (ii));

         (h) (i) The Company or the Shareholders shall have obtained from clients in accordance with Section 7.2 hereof written consents or (ii) the Company shall have entered into new investment advisory agreements with clients in accordance with Section 7.2 hereof, such consents and new agreements representing in the aggregate Adjusted Advisory Revenues equal to not less than 80% of the Advisory Revenue Threshold; provided, however, that the Shareholders shall not be required to proceed with the Closing during the sixty (60) day period after the date of this Agreement unless such aggregate Adjusted Advisory Revenues equal or exceed 95% of the Advisory Revenue Threshold.

         (i) Parent shall have received letters from KPMG LLP and Piccerelli, Gilstein & Company, LLP independent accountants for Parent and the Company, respectively, confirming that the business combination to be effected by this Agreement and the transactions contemplated hereby will be accounted for as a pooling of interests, in substantially the form attached hereto as Exhibit D and Exhibit E as if the same had been issued and delivered to Parent as of the Closing Date.

     Section 8.2. Conditions to the Company's and the Shareholders' Obligations. The obligation of the Company and Shareholders to effect the Closing shall be subject to the following additional conditions, which may be waived in writing by the Company or the Shareholders:

         (a) The representations and warranties of Parent, Bank and the Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak to an earlier date) on the Closing Date with the same effect as though made at such time; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 8.2(a), (i) no effect shall be given to any exception or reference in such representations and warranties relating to knowledge, materiality or a Buyer's Material Adverse Effect and (ii) such representations and warranties shall be deemed true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct (without giving effect to such knowledge, materiality and Buyer's Material Adverse Effect exceptions and references) do not represent in the aggregate a Buyer's Material Adverse Effect;

         (b) Parent, Bank and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

         (c) Each of the Parent, Bank and Merger Sub shall have delivered to the Shareholders a certificate, dated as of the Closing Date, from the President of Parent, Bank and Merger Sub, respectively, on behalf of Parent, Bank and Merger Sub in such individual's capacity as an officer of Parent, Bank and Merger Sub and not as an individual, confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 8.2.

     Section 8.3. Mutual Conditions. The obligations of each of the Company, the Shareholders, Parent, Bank and Merger Sub to effect the Closing shall be subject to the following conditions:

         (a) (i) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; (ii) no proceeding initiated by any Governmental Authority seeking an injunction of the transaction contemplated hereby shall be pending; and (iii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

         (b) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

         (c) In respect of the notifications of Parent, the Company and any Shareholder pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                                   ARTICLE IX.

                                 INDEMNIFICATION

     Section 9.1. Obligations of the Shareholders. From and after the Closing Date, the Shareholders hereby agree jointly and severally to indemnify, defend and hold harmless Parent and its employees, officers, partners and other Affiliates (including Bank) from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from (a) any inaccuracy in or breach of any of the representations or warranties of the Company or either Shareholder made in or pursuant to this Agreement; and
(b) any breach or nonperformance of any of the covenants or agreements made by the Company or either Shareholder in or pursuant to, this Agreement.

     Section 9.2. Obligations of Parent. From and after the Closing Date, Parent shall indemnify, defend and hold harmless the Shareholders from and against any Losses which any of them may suffer, incur or sustain arising out of, attributable to or resulting from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Parent, Bank or Merger Sub in or pursuant to this Agreement.

     Section 9.3. Procedure.

         (a) Notice to Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party within 30 days after its receipt of a written assertion of liability from the third party; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article IX by any failure to provide timely notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

         (b) Defense. Except as otherwise provided herein, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim and (ii) the costs and expenses of the

Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense and compromise of such Third Party Claim. In such an event, the Indemnifying Party shall indemnify the Indemnified Party for the fees and disbursements of counsel to each of the Indemnifying Party and the Indemnified Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim, (unless the sole relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the party settling or compromising such claim) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements. Notwithstanding anything to the contrary contained in this paragraph (b), in the event prompt action is required with respect to the defense of a Third Party Claim, the Indemnified Party shall, subject to the terms and conditions of this Article IX, have the right to assume the defense of such Third Party Claim; provided, however, that in the event that the Indemnifying Party subsequently elects to assume the defense of such Third Party Claim, then the provisions set forth in this paragraph (b) shall be applicable and the Indemnifying Party shall, subject to the terms and conditions of this
Article IX, indemnify the Indemnified Party for any costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of such Third Party Claim.

         (c) Settlement. If a settlement offer solely for money damages is made by a third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to indemnify the Indemnified Party for hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indemnifying Party's willingness to settle or compromise such Third Party Claim and (B) the aggregate Losses of the Indemnified Party with respect to such claim.

         (d) Miscellaneous. The procedures set forth in this Section 9.3 shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this
Article IX with respect to any claim other than a Third Party Claim.

     Section 9.4. Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnified Party (a "Non-Third Party Claim"), including any claim by an Indemnified Party for indemnification pursuant to Section 9.3 of this Agreement, shall give written notice to the Indemnifying Party. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after discovery of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article IX by any failure to provide timely notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

     Section 9.5. Survival of Indemnity. Any matter as to which a claim has been asserted in writing prior to, but that is pending or unresolved at the end of, the survival periods set forth in Section 11.3 hereof shall continue to be covered by this Article IX notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration dates set forth in Section
11.3 hereof until such matter is finally terminated or otherwise resolved by the parties pursuant to the terms of this Agreement or by a court of competent jurisdiction and until any amounts payable hereunder are finally determined and paid.

     Section 9.6. Minimum Indemnification Obligation. Except with respect to claims relating to Taxes or based upon fraud by any Shareholder against Parent or its Affiliates in connection with the representations, warranties or covenants of the Shareholders contained in this Agreement or any of the transactions contemplated by this Agreement, no Shareholder shall be required to provide any indemnification under the provisions of Article IX of this Agreement unless and until the aggregate Losses of all parties to whom the Shareholders owe such obligations hereunder exceed $10,000, whereupon the Indemnified Parties shall be entitled to indemnification for the aggregate cumulative amount of all Losses in excess of such amount.

     Section 9.7. Exclusive Remedy. Except with respect to claims based upon fraud, the maximum liability of the Shareholders under this Article IX shall be the value of 10% of the Purchase Shares, and this Article IX shall provide the sole and exclusive remedy for any and all Losses with respect to any inaccuracy in or breach of the representations or warranties or breach or nonperformance of any of the covenants or agreements made by any party in or pursuant to this Agreement.

                                   ARTICLE X.

                                   TAX MATTERS

     Section 10.1. Tax Cooperation. The Shareholders, Parent, Bank and the Surviving Company shall each: (a) cooperate in the preparation of any Tax Returns which the other is responsible for preparing and filing pursuant to
Section 10.2 hereunder; (b) cooperate fully in preparing for any audits of, or disputes with Tax Authorities regarding, any Tax liability of the Company or the Prior Entity; (c) make available to the other and to any Tax Authority, as reasonably requested, all information, records, and documents relating to any Tax; (d) provide timely notice to the other in writing of any written notice received concerning any pending or threatened audits or assessments relating to any Tax liability of the Company or the Prior Entity; and (e) furnish the other with copies of all correspondence received from any Tax Authority in connection with any audit or information request with respect to any Tax.

     Section 10.2. Filing and Tax Responsibility.

         (a) The Shareholders shall prepare and file, or cause to be prepared and filed, on a timely basis (in each case, at their own cost and expense and consistent with past practice and subject to prior review and approval by Parent) all federal and state income Tax Returns relating to the Company and the Prior Entity for taxable periods ending on or prior to the Closing Date (a "Pre-Closing Tax Period"). The Shareholders shall be responsible for and shall indemnify Parent and the Surviving Company for any federal income Taxes relating thereto.

         (b) Parent shall prepare and file, or cause to be prepared and filed, on a timely basis (in each case, at its sole cost and expense) all other Tax Returns relating to the Company (or the Surviving Company), including Tax Returns, if any, for the Straddle Period, as defined below.

         (c) Parent and Shareholders shall make all necessary elections with the relevant federal, state and local tax authorities to close the taxable year of the Company at 11:59 p.m. Eastern Time on the Closing Date. In any case where applicable law does not permit such election to be made, for any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes of any Subsidiary of the Company for the Pre-Closing Tax Period shall be computed using an interim-closing-of-the-books method on the assumption that such taxable period ended on and included the Closing Date, except that (i) all standard deductions, exemptions, allowances, progressivity in rates and other similar items shall be apportioned to the Pre-Closing Tax Period on a per diem basis and (ii) real, personal and intangible property Taxes of any Subsidiary of the Company for any Straddle Period shall be apportioned among Parent and the Shareholders in accordance with the principles under Section 164(d) of the Code. The Shareholders shall reimburse Parent for any Taxes paid by it or its subsidiaries and attributable to any Pre-Closing Tax Period (including a Straddle Period) within fifteen (15) days after payment.

     Section 10.3. Refunds or Credits. The Shareholders shall be entitled to any and all refunds of Taxes relating to the Company's Subchapter S, and the Prior Entity's, cash basis tax reporting and attributable to any Pre-Closing Tax Period. Parent and Bank shall be entitled to any and all refunds of Taxes relating to the Company or the Prior Entity which are attributable to any other tax period, including any Straddle Period, unless such refunds or credits relate directly to Taxes previously paid or reimbursed by the Shareholders pursuant to
Section 10.2(b). Refunds and credits received by one party but due another party shall be held for the account of the other party and shall be paid to the other party within five (5) Business Days after the receipt of such refunds or the utilization of such credits.

     Section 10.4. Certain Taxes. All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax, and any similar tax imposed in other states or subdivisions), shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees, and, if required by applicable law, Parent will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


                                   ARTICLE XI.

                              TERMINATION/SURVIVAL

     Section 11.1. Termination. (a) This Agreement may be terminated at any time prior to the Closing as follows:

               (i) by the mutual written consent of Parent and the Shareholders;

               (ii) by the Shareholders or by Parent if circumstances that would entitle either to invoke the failure of the condition set forth in
          Section 8.3(a) if the Closing were to be scheduled for such time have existed for a period of not less than 15 consecutive days as of the date of termination;

               (iii) by the Shareholders, on the one hand, or by Parent on the other hand, if there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party, which breach would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 8.1(a) (in the case of a breach of representation or warranty by the Company or the Shareholders) or
          Section 8.2(a) (in the case of a breach of representation or warranty by Parent, Bank or Merger Sub) and which breach by its nature cannot be cured prior to the date set forth in Section 11.1(a)(v);

               (iv) by the Shareholders, on the one hand, or by Parent, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from the Shareholders or by Parent, as the case may be; or

               (v) at the election of Parent or the Shareholders, if the Closing Date shall not be on or before 120 days after the date of this Agreement.

         Notwithstanding Section 11.1(a)(ii)-(v) hereof, a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to
Section 11.1(a)(ii)-(v)

         (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

     Section 11.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and have no effect except (a) the confidentiality provisions contained in
Section 7.3 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     Section 11.3. Survival of Representations and Warranties. Subject to
Section 9.5, the respective representations and warranties of the Shareholders, the Company, Parent, Bank and Merger Sub contained herein and in the certificates of the Shareholders, the Company, Parent, Bank and Merger Sub to be delivered at the Closing shall expire and be terminated and extinguished (a) as to any breaches of representations and warranties that are not with respect to Taxes, as of the date (the "Expiration Date") which is the earlier of (i) the date of completion of the audit relating to the financial statements of Parent for the fiscal year ending December 31, 2000 and (ii) March 31, 2001; and (b) as to any breaches of representations and warranties with respect to Taxes, as of the expiration of the applicable statute of limitation. Following the appropriate expiration date for any representation or warranty referred to in the previous sentence, subject to the provisions of Section 9.5, no party shall have any liability whatsoever with respect to any such referenced representation or warranty.

                                  ARTICLE XII.

                                  MISCELLANEOUS

     Section 12.1. Expenses.

         (a) Except as otherwise expressly provided herein, all fees and out-of-pocket expenses of outside counsel, independent public accountants, investment bankers, brokers, finders and other consultants shall be paid or provided for by the party employing such person.

         (b) Notwithstanding Section 12.1(a), the Shareholders shall pay, or cause the Company to pay prior to the earlier of the Closing Date or June 30, 2000, the following costs and expenses of the transactions contemplated hereby:

               (i) any third-party assignment penalties or premiums (whether imposed in the form of fees, penalties, assessments, increased rentals, loss of servicing income or otherwise) and all other external costs incurred in securing third party consents or transferring the Shares; and

               (ii) all sales, use, transfer, filing, recordation and similar taxes and fees (including all real estate transfer taxes and conveyance and recording fees, other than real estate or personal property gains taxes), if any, and all stamp taxes, registration taxes, duties or other charges, if any, imposed on or in connection with the Merger pursuant to this Agreement.

     Section 12.2. Amendments; Extension; Waiver. Subject to compliance with applicable law, this Agreement may not be amended, altered or modified except by written instrument executed by Parent, Bank, Merger Sub (if applicable), the Company (or the Surviving Company, as the case may be) and the Shareholders.

     Section 12.3. Entire Agreement. This Agreement (including Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto) constitutes the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

     Section 12.4. Specific Performance; Injunctive Relief. Each party understands and agrees that it will be irreparably damaged in the event this Agreement is not specifically enforced. Each party, therefore, agrees that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

     Section 12.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     Section 12.6. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or, enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 12.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Parent, Bank, Merger Sub or the Surviving Company:

                    Washington Trust Bancorp, inc.
                    23 Broad Street
                    Westerly, Rhode Island 02891
                    Telecopy: (401) 348-1386
                    Attention: President

                  With a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts  02109
                           Telecopy:  (617) 523-1231
                           Attention: Paul W. Lee, P.C.

                  If to the Shareholders:

                           Marie J. Langlois
                           Gerald J. Fogarty
                           c/o Phoenix Investment Management Company,
                           A Division of The Washington Trust Company
                           One Citizens Plaza, Suite 910
                           Providence, Rhode Island 02903
                           Telecopy: (401) 751-4575

                  With a copy to:

                           Cameron & Mittleman LLP
                           56 Exchange Terrace
                           Providence, Rhode Island 02903
                           Telecopy: (401) 331-5787
                           Attention: E. Colby Cameron, Esquire

     Section 12.8. Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than, the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     Notwithstanding the foregoing, Parent may assign to any Affiliate of Parent all or any portion of Parent's rights and obligations hereunder whether prior to or after Parent exercises such right or is required to satisfy such obligation, provided that in the event of any such assignment such assignee shall be deemed to have all of the rights and obligations of Parent set forth herein.

     Section 12.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall



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constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     Section 12.10. Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO APPLICABLE CONFLICT OF LAW.

     Section 12.11. Service; Jurisdiction. Each of the parties hereto agrees to:
(i) the irrevocable designation of the Secretary of State of the State of Rhode Island as its agent upon whom process against it may be served, and (ii) personal jurisdiction in any action brought in any court, federal or state, within the State of Rhode Island subject matter jurisdiction over matters arising under this Agreement.



                     [Rest of Page Intentionally Left Blank]




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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

                                      WASHINGTON TRUST BANCORP., INC.


                                      By: /s/ John C. Warren
                                          _________________________________
                                      Name: John C. Warren
                                      Title: Chairman & Chief Executive Officer


                                      THE WASHINGTON TRUST COMPANY


                                      By: /s/ John C. Warren
                                          _________________________________
                                      Name: John C. Warren
                                      Title: Chairman & Chief Executive Officer


                                      PHXIMC ACQUISITION CORP.


                                      By: /s/ John C. Warren
                                          _________________________________
                                      Name: John C. Warren
                                      Title: Chairman & Chief Executive Officer


                                      PHOENIX INVESTMENT MANAGEMENT
                                               COMPANY, INC.


                                      By: /s/ Marie J. Langlois
                                          _________________________________
                                      Name: Marie J. Langlois
                                      Title: President


                                      /s/ Marie J. Langlois
                                      _____________________________________
                                      Marie J. Langlois


                                      /s/ Gerald J. Fogarty
                                      _____________________________________
                                      Gerald J. Fogarty



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